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              JEFFERSON BANCSHARES ANNOUNCES THIRD QUARTER RESULTS

Morristown, Tennessee -- (April 29, 2005) - Jefferson Bancshares, Inc. (Nasdaq:
JFBI), the holding company for Jefferson Federal Bank, announced net income of $862,000, or $0.12 per diluted share, for the quarter ended March 31, 2005 compared to net income of $1.0 million, or $0.13 per diluted share, for the quarter ended March 31, 2004. Net income for the three-month period in 2005 reflects an increase in noninterest expense related to the lending office in Knoxville, Tennessee which opened on January 1, 2005. The most significant item contributing to the overall increase in noninterest expense was compensation expense, which increased $170,000 for the quarter ended March 31, 2005 compared to the same period in 2004. For the nine-month period ended March 31, 2005, the Company reported net income of $2.7 million compared to net income of $408,000 for the comparable period in 2004. Net income for the nine-month period in 2004 reflects the nonrecurring expense associated with the $4.0 million contribution to the Jefferson Federal Charitable Foundation which was formed in connection with the Company's conversion and was funded with $250,000 and 375,000 shares of Jefferson Bancshares common stock. This stock and cash contribution was recorded as an expense of $4.0 million, or approximately $2.5 million after income taxes.

Net interest income decreased $31,000, or 1.1%, to $2.8 million for the quarter ended March 31, 2005. The net interest margin improved 15 basis points to 4.02% for the quarter ended March 31, 2005. Interest income remained steady at $4.0 million for the current three-month period as a decline in the volume of interest-earning assets was offset by an increase in the average yield. Interest expense increased $35,000, or 3.1%, to $1.2 million for the quarter ended March 31, 2005, primarily due to an increase in the average rate paid on deposits. The interest rate spread was 3.36% and 3.20% for the quarters ended March 31, 2005 and 2004, respectively. For the nine months ended March 31, 2005, net interest income decreased $64,000 to $8.4 million due primarily to a decrease in the volume of investment securities. For the nine months ended March 31, 2005, the interest rate spread and net interest margin was 3.25% and 3.88%, respectively, compared to 3.02% and 3.73% for the same period in 2004.

Noninterest income increased $62,000, or 23.4%, to $327,000 for the three months ended March 31, 2005 primarily due to an increase in mortgage origination fee income, an increase in gain on sale of foreclosed property and an increase in the cash surrender value of bank owned life insurance more than offsetting a decline in service charges and fees. Noninterest income increased $38,000, or 5.1%, to $789,000 for the nine months ended March 31, 2005 as a result of an increase in mortgage origination fee income and an increase in the cash surrender value of bank owned life insurance more than offsetting a decline in service charges and fees and a loss on sale of investment securities.

Noninterest expense increased $245,000, or 14.7%, to $1.9 million for the three-month period ended March 31, 2005, primarily due to an increase in compensation expense. Compensation expense increased $170,000, or 18.9%, to $1.1 million for the current three-month period primarily due to staff additions for the lending office in Knoxville, Tennessee which opened on January 1, 2005. Consulting fees relating to the internal control requirement of the Sarbanes-Oxley Act of 2002 amounted to $50,000 for the three-month period ended March 31, 2005. We expect that ongoing fees for professional services will exceed historical levels due to the Sarbanes Oxley Act of 2002. For the nine-month period ended March 31, 2005, noninterest expense totaled $5.1 million compared to $8.7 million for the same period in 2004. The $3.7 million decrease was primarily attributable to the nonrecurring expense associated with the $4.0 million contribution to the Jefferson Federal Charitable Foundation during the nine months ended March 31, 2004.


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Nonperforming assets totaled $1.5 million at March 31, 2005, compared to $1.6 million at June 30, 2004 and $2.0 million at March 31, 2004. There were no additions to the allowance for loan losses for either period. The allowance for loan losses was $2.3 million, or 1.18% of total gross loans, at March 31, 2005 compared to $2.5 million, or 1.34% of total gross loans, at March 31, 2004. Net charge-offs amounted to $50,000 and $141,000 for the three- and nine-month period ended March 31, 2005 compared to $58,000 and $317,000 for the comparable periods in 2004.


Total assets at March 31, 2005 were $294.5 million compared to $305.5 million at June 30, 2004. Total loans increased $8.3 million, or 4.5%, to $194.9 million at March 31, 2005, compared to $186.6 million at June 30, 2004. Investment securities decreased $24.9 million, or 26.2%, to $70.1 million at March 31, 2005, compared to $95.0 million at June 30, 2004. The decrease in investment securities was due primarily to the deployment of conversion proceeds into stock repurchases and higher yielding assets. Total deposits decreased $8.2 million, or 4.0%, to $196.6 million at March 31, 2004 due to a decline in certificates of deposit more than offsetting an increase in demand deposits.

Total equity decreased $8.4 million, or 9.0%, to $85.0 million at March 31, 2005 due to a combination of factors, including the repurchase of shares in the amount of $10.9 million and dividend payments of $1.2 million more than offsetting net income of $2.7 million.

Return on average assets for the nine months ended March 31, 2005 was 1.18% compared to 0.44% for the year ended June 30, 2004. Return on average equity was 4.01% for the nine months ended March 31, 2005 compared to 1.46% for the year ended June 30, 2004. The improvement in the return on average equity was aided by stock repurchases during the current nine-month period.

Stock repurchases for the three and nine months ended March 31, 2005 totaled 255,356 shares at an average cost of $13.24 per share and 828,552 shares at an average cost of $13.21 per share, respectively. An additional 10,000 shares remain eligible for repurchase under the current stock repurchase program.

Jefferson Bancshares, Inc. is the holding company for Jefferson Federal Bank, a federally chartered stock thrift institution headquartered in Morristown, Tennessee. Jefferson Federal is a community oriented financial institution offering traditional financial services within its local communities through its main office and two drive through facilities in Morristown and a lending office in Knoxville, Tennessee. More information about Jefferson Bancshares and Jefferson Federal Bank can be found at its website: www.jeffersonfederal.com.

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This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates," or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, and changes in the quality or composition of the Company's loan or investment portfolios. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated, or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Specific factors that could cause future results to vary from current management expectations may be detailed, from time to time in the Company's filings with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov.


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
                                                          JEFFERSON BANCSHARES, INC.

                                                          AT                     AT
                                                    MARCH 31, 2005          JUNE 30, 2004
                                                  -------------------    --------------------
                                                                (In thousands)
FINANCIAL CONDITION DATA:
Total assets                                        $      294,500          $     305,474
Loans receivable, net                                      194,943                186,601
Cash and cash equivalents, and
    interest-bearing deposits                               11,904                  6,411
Investment securities                                       70,078                 95,005
Deposits                                                   196,641                204,933
Borrowings                                                  12,000                  6,000
Stockholders' equity                                $       84,958          $      93,383

                                                       THREE MONTHS ENDED MARCH 31,              NINE MONTHS ENDED MARCH 31,
                                                         2005                  2004                 2005                2004
                                                  ----------------      -------------------   ----------------    ---------------
                                                                   (Dollars in thousands, except per share data)
OPERATING DATA:
Interest income                                     $        4,000          $       3,996       $      11,786       $     12,201
Interest expense                                             1,165                  1,130               3,372              3,723
Net interest income                                          2,835                  2,866               8,414              8,478
Provision for loan losses                                        -                      -                   -                  -
Net interest income after
   provision for loan losses                                 2,835                  2,866               8,414              8,478
Noninterest income                                             327                    265                 789                751
Noninterest expense                                          1,915                  1,670               5,079              8,732
Earnings before income taxes                                 1,247                  1,461               4,124                497
Total income taxes                                             385                    428               1,428                 89
Net earnings                                        $          862          $       1,033       $       2,696       $        408

SHARE DATA:
Earnings per share, basic                           $         0.12          $        0.13       $        0.36       $       0.05
Earnings per share, diluted                         $         0.12          $        0.13       $        0.36       $       0.05
Dividends per share                                 $         0.05          $        0.04       $        0.15       $       0.12
Weighted average shares:
    Basic                                                7,171,692              7,737,418           7,443,856          7,718,515
    Diluted                                              7,188,557              7,784,096           7,462,315          7,765,484

                                                       THREE MONTHS ENDED MARCH 31,              NINE MONTHS ENDED MARCH 31,
                                                         2005                  2004                 2005                2004
                                                  ----------------      -------------------   ----------------    ---------------
                                                                             (Dollars in thousands)
ALLOWANCE FOR LOAN LOSSES:
Allowance at beginning of period                    $        2,388          $       2,582       $       2,479       $      2,841
Provision for loan losses                                        -                      -                   -                  -
Recoveries                                                      66                     44                 252                219
Charge-offs                                                   (116)                  (102)               (393)              (536)
                                                  -----------------     -------------------    ---------------    ----------------
Net Charge-offs                                                (50)                   (58)               (141)              (317)
                                                  -----------------     -------------------    ---------------    -----------------
Allowance at end of period                          $        2,338          $       2,524       $       2,338       $      2,524
                                                  =================     ===================    ===============    =================
Net charge-offs to average outstanding
    loans during the period, annualized                       0.10%                  0.12%               0.09%              0.23%


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

                                                          AT                     AT                      AT
                                                    MARCH 31, 2005          JUNE 30, 2004          MARCH 31, 2004
                                                  -------------------    --------------------    -------------------
                                                                            (In thousands)
NONPERFORMING ASSETS:
Nonaccrual loans:
    Real estate                                    $             296      $            1,047      $           1,225
    Commercial business                                           46                      15                     20
    Consumer                                                       -                      21                     32
                                                  -------------------    --------------------    -------------------
       Total                                                     342                   1,083                  1,277
                                                  -------------------    --------------------    -------------------
Real estate owned                                              1,143                     552                    670
Other nonperforming assets                                         -                       -                      3
                                                  -------------------    --------------------    -------------------

Total nonperforming assets                         $           1,485      $            1,635      $           1,950
                                                  ===================    ====================    ===================

                                                            NINE
                                                         MONTHS ENDED              YEAR ENDED
                                                        MARCH 31, 2005            JUNE 30, 2004
                                                     -------------------      --------------------
PERFORMANCE RATIOS:
Return on average assets                                       1.18%                   0.44%
Return on average equity                                       4.01%                   1.46%
Interest rate spread                                           3.25%                   3.08%
Net interest margin                                            3.88%                   3.76%
Efficiency ratio                                              54.94%                  83.21% (1)
Average interest-earning assets to
    average interest-bearing liabilities                     140.25%                 143.13%

ASSET QUALITY RATIOS:
Allowance for loan losses as a
    percent of total gross loans                               1.18%                   1.31%
Allowance for loan losses as a
    percent of nonperforming loans                           683.63%                 228.90%
Nonperforming loans as a percent
    of total loans                                             0.18%                   0.58%
Nonperforming assets as a percent
    of total assets                                            0.50%                   0.54%


(1) Excluding the $4.0 million contribution to the Charitable Foundation, the efficiency ratio for the year ended June 30, 2004 would be 50.78%.


------------------------------
Contact:

        Jefferson Bancshares, Inc., Morristown
        Anderson L. Smith 423-586-8421
        or
        Jane P. Hutton 423-586-8421